Exhibit 99.1

Chembio Diagnostics Reports Second Quarter 2018 Financial Results

MEDFORD, NY, August 8, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care diagnostic testing, today reported financial results for the second quarter ended June 30, 2018.

Recent Accomplishments & Highlights
•
Achieved total revenue of $8.7 million, including net product sales of $6.9 million, for the second quarter 2018, representing increases of 112% and 137%, respectively, compared to the prior year period.

•	Advanced to Phase 2 in the AstraZeneca-funded collaboration to develop a DPP® Assay that identifies an “undisclosed” biomarker.
•	Entered collaboration with the Foundation for Innovative New Diagnostics (FIND) to expedite the feasibility testing of a rapid diagnostic test for hepatitis C virus.
•	Installed the first automated manufacturing line in New York facility which will reduce cost and increase capacity.
•	Submitted a dossier to the World Health Organization (WHO) for the prequalification of the Malaysia facility which upon approval will allow manufacturing transfer of certain products.

“We closed the first half of 2018 with strong revenue growth and performance across the board.  During the second quarter we executed in our core business and advanced product development and technology collaborations,” said John Sperzel, Chembio’s Chief Executive Officer. “With the patented DPP® platform as our foundation, we are expanding our commercial and manufacturing capabilities and strengthening our leadership team to further penetrate the global point-of-care diagnostics market.”

Second Quarter 2018 Financial Results
Total revenue for the second quarter of 2018 was $8.7 million, an increase of 112% compared to the second quarter of 2017. Net product sales for the second quarter of 2018 were $6.9 million, an increase of 137% compared to the second quarter of 2017.  License and royalty and R&D, milestone and grant revenue for the second quarter of 2018 was $1.9 million, an increase of 52% compared to the second quarter of 2017.

Gross product margin for the second quarter of 2018 was $0.9 million, an increase of 34% compared to the second quarter of 2017. Gross product margin percent for the second quarter of 2018 was 14% compared to 24% for the second quarter of 2017. The lower gross product margin percent for the 2018 second quarter resulted primarily from sales growth in markets with lower average selling prices and costs to ramp-up production volumes to new corporate levels.

Research and Development expenses were essentially flat for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. Selling, General and Administrative expenses increased by $0.4 million, or 21% for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. The increase is primarily associated with higher sales commissions and compensation expense related to the 137% increase in net product sales volume.

Net loss for the second quarter of 2018 was $1.7 million, or $0.12 per diluted share, compared with a net loss of $2.2 million, or $0.18 per diluted share, for the second quarter of 2017.

Cash and cash equivalents as of June 30, 2018 totaled $9.5 million.

Conference Call
Chembio will host a conference call today beginning at 4:30pm ET to discuss financial results and recent business highlights. Investors interested in listening to the call may do so by dialing (877) 407-0778 from the U.S. or (201) 689-8565 from outside the U.S.  To listen to a live webcast, please visit the Investor Relations section of Chembio's website at www.chembio.com. Following the call, a replay will be available on the Investor Relations section of the company’s website for 90 days. A telephone replay will be available by dialing (877) 481-4010 from the U.S. or (919) 882-2331 from outside the U.S. using the conference ID: 34609 until 4:30pm ET on August 15, 2018.

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP® technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in 15-20 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP® technology offers broad market applications beyond infectious disease, a number of which are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

(Tables to follow)

Investor Relations Contact
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES:
Net product sales	$6,857,861	$2,892,942	$13,256,088	$8,320,314
License and royalty revenue	276,526	227,635	478,457	327,689
R&D, milestone and grant revenue	1,585,939	994,237	2,702,913	1,791,977
TOTAL REVENUES	8,720,326	4,114,814	16,437,458	10,439,980

COSTS AND EXPENSES:
Cost of product sales	5,935,428	2,203,843	10,053,207	5,423,057
Research and development expenses	1,991,412	1,982,426	3,838,514	4,228,998
Selling, general and administrative expenses	2,547,216	2,109,360	4,953,785	4,597,696
	10,474,056	6,295,629	18,845,506	14,249,751
LOSS FROM OPERATIONS	(1,753,730)	(2,180,815)	(2,408,048)	(3,809,771)

OTHER INCOME:
Interest income, net	25,355	7,722	27,330	21,104

LOSS BEFORE INCOME TAXES	(1,728,375)	(2,173,093)	(2,380,718)	(3,788,667)

Income tax provision	-	-	-	-

NET LOSS	$(1,728,375)	$(2,173,093)	$(2,380,718)	$(3,788,667)

Basic and diluted loss per share	$(0.12)	$(0.18)	$(0.17)	$(0.31)

Weighted average number of shares outstanding, basic and diluted	14,165,343	12,299,122	13,718,776	12,284,979

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF

	June 30, 2018	December 31, 2017
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash and cash equivalents	$9,505,782	$3,790,302
Accounts receivable, net	6,886,319	2,085,340
Inventories, net	6,349,640	4,423,618
Prepaid expenses and other current assets	788,740	554,383
TOTAL CURRENT ASSETS	23,530,481	10,853,643

FIXED ASSETS, net	2,371,509	1,909,232

OTHER ASSETS:
Intangible assets, net	1,515,112	1,597,377
Goodwill	1,673,144	1,666,610
Deposits and other assets	357,385	589,159

TOTAL ASSETS	$29,447,631	$16,616,021

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,010,454	$3,046,303
Deferred revenue	660,750	50,000
TOTAL CURRENT LIABILITIES	6,671,204	3,096,303

OTHER LIABILITIES:
Note payable	426,550	99,480
Deferred tax liability	342,379	341,042
TOTAL LIABILITIES	7,440,133	3,536,825

TOTAL STOCKHOLDERS’ EQUITY	22,007,498	13,079,196

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,447,631	$16,616,021

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the six months ended
	June 30, 2018	June 30, 2017

Net cash used in operating activities	$(5,077,668)	$(5,456,787)
Net cash used in investing activities	(250,147)	(1,405,894)
Net cash provided by financing activities	11,006,266	-
Effect of exhange rate changes on cash	37,029	-
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	5,715,480	(6,862,681)
Cash and cash equivalents - beginning of the period	3,790,302	10,554,464
Cash and cash equivalents - end of the period	$9,505,782	$3,691,783